Exhibit 99.1

Media Contact:	Investor Relations Contact:
Jessica Miller	Heidi Flaherty
Advent Software, Inc.	Advent Software, Inc.
(415) 645-1668	(415) 645-1145
jmiller@advent.com	flaherty@advent.com

Advent Software Announces 2009 Third Quarter Results

Company Reports Strong Annual Contract Value of $6 Million; Operating Cash Flow of $19.8 Million and GAAP EPS of $0.15 from Continuing Operations

SAN FRANCISCO — October 27, 2009 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the global investment management industry, announced today financial results for the third quarter ended September 30, 2009.

“We are very pleased with Advent’s third quarter performance.  We achieved strong results in our key financial metrics and saw increased demand across all areas of our business,” said Stephanie DiMarco, Founder and Chief Executive Officer of Advent.  “Our broad portfolio of products, diverse customer base, financial and competitive strength, and long-term strategy position us well for the future.”

THIRD QUARTER RESULTS

In July 2009, the Company entered into a definitive agreement for the sale of its New York-based subsidiary MicroEdge, Inc. to Vista Equity Partners, which was completed on October 1, 2009.  All past and future reported results of the MicroEdge business are now reported as discontinued operations of the Company.

GAAP Results for Continuing Operations

The Company reported revenue from continuing operations of $63.8 million for the third quarter of 2009, compared to $58.2 million from continuing operations in the third quarter of 2008, a 10% increase.

Operating income from continuing operations for the third quarter of 2009 was $5.8 million, or 9% of revenue, and represents an increase of 83% compared to $3.2 million from continuing operations, or 5% of revenue, in the third quarter of 2008.

Net income from continuing operations for the third quarter of 2009 was $3.9 million compared to $1.8 million from continuing operations in the third quarter of 2008, a 114% increase.

On a fully diluted basis, earnings per share from continuing operations in the third quarter of 2009 were $0.15 and represent a 127% increase from $0.06 from continuing operations in the third quarter of 2008.

Operating cash flow from continuing operations in the third quarter of 2009 was $19.8 million, compared with $17.5 million from continuing operations in the third quarter of 2008, a 13% increase. Cash and cash equivalents of continuing operations totaled $69.2 million as of September 30, 2009.

Total deferred revenues from continuing operations were $132.7 million as of September 30, 2009, compared to $127.1 million from continuing operations as of September 30, 2008, a 4% increase.

Non-GAAP Results for Continuing Operations

Non-GAAP operating income from continuing operations for the third quarter of 2009 was $12.3 million, or 19% of revenue.  This represents a 49% increase compared to $8.3 million from continuing operations, or 14% of revenue, in the third quarter of 2008.

Non-GAAP diluted earnings per share from continuing operations were $0.30 in the third quarter of 2009 and represent a 58% increase from $0.19 from continuing operations in the third quarter of 2008.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

GAAP Results for Discontinued Operations

Net income from discontinued operations for the third quarter of 2009 was $0.8 million, compared to $0.9 million from discontinued operations in the third quarter of 2008.

On a fully diluted basis, earnings per share from discontinued operations in the third quarter of 2009 were $0.03, consistent with the third quarter of 2008.

THIRD QUARTER HIGHLIGHTS

•                  Customer Momentum: Advent saw continued momentum in customer wins for Advent Portfolio Exchange® (APX), Geneva® and Tamale RMS®.  The Company signed 19 APX contracts in the third quarter, which, combined with the third quarter APX outsourcing contracts, brings the total number of global APX contracts signed to more than 500.  Advent signed 10 Geneva® contracts in the third quarter.  The Company also added one of the largest university endowments to Tamale’s list of clients in the third quarter.

•                  New and Incremental Bookings: The term license contracts signed in the third quarter of 2009 will contribute approximately $6 million in annual revenue (“annual term license contract value” or “ACV”) once they are fully implemented.

•                  Launch of Advent Revenue Center® 3.0: Advent unveiled significant new features to Advent Revenue Center®, its comprehensive billing and revenue management solution.  Advent Revenue Center® 3.0 includes revenue forecasting and revenue sharing to help firms maximize revenues, increase efficiency and mitigate operational risk.

•                  Appointment of Chief Financial Officer: Advent promoted James Cox, previously Vice President and Principal Accounting Officer of Advent, to the position of Senior Vice President and Chief Financial Officer.

FINANCIAL GUIDANCE

Advent announces the following financial guidance for Q4 and FY 2009:

Guidance	Q409 Continuing Operations	FY09 Continuing Operations
Total Revenue ($M)	$64-$66	$257-$259
GAAP Operating Margin	n/a	10%-11%
Amortization of Intangibles (% of revenue)	n/a	1%-2%
Stock Compensation Expense (% of revenue)	n/a	7%-8%
Non-GAAP Operating Margin	n/a	19%-20%
Operating Cash Flow ($M)	n/a	$70-$75
Capital Expenditures ($M)	n/a	$7-$9

INVESTOR CALL

Advent Software, Inc. will host its Q3 2009 quarterly earnings conference call at 5:00 p.m. ET today.  The Q3 2009 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at http://investor.advent.com.  To participate via phone, please dial 888-823-1020 and request conference ID #34021948.  A replay will be available through midnight, November 4, 2009, by calling 800-642-1687 and referencing conference ID #34021948.  The conference call will also be webcast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Advent Software, Inc., a global firm, has provided trusted solutions to the world’s financial professionals since 1983.  Firms in 60 countries rely on Advent technology to run their mission-critical operations.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support and services organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the accompanying tables entitled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

FORWARD-LOOKING STATEMENTS

The financial projections under Financial Guidance, our domestic and international growth, market acceptance and demand for our products and new product releases, the anticipated benefits of our sale of MicroEdge, anticipated benefits of our acquisition of Tamale Software, our competitive position, uncertain market conditions and their impact on our business, and the momentum of the business, and other forward-looking statements included in this presentation reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in new contract bookings, renewal rates, operating results and future growth rates; continued market acceptance of our Advent Portfolio Exchange®, Geneva® and Moxy® products; the successful development and market acceptance of new products and product enhancements; continued uncertainties and fluctuations in the financial markets; the Company’s ability to satisfy contractual performance requirements; difficulties in integrating merged businesses, such as Tamale Software, and achieving expected synergies and results; the anticipated proceeds and financial impact of divesting our MicroEdge subsidiary and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2008 annual report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Advent, the Advent logo, Advent Software, Advent Portfolio Exchange, Advent Revenue Center, Geneva, Moxy and Tamale RMS are registered trademarks of Advent Software, Inc.  All other company names or marks mentioned herein are those of their respective owners.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	September 30	December 31
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$69,164	$45,098
Accounts receivable, net	38,570	46,564
Deferred taxes, current	12,466	12,458
Prepaid expenses and other	15,593	19,732
Current assets of discontinued operation	5,414	9,443

Total current assets	141,207	133,295
Property and equipment, net	34,738	39,150
Goodwill	145,144	143,044
Other intangibles, net	23,856	27,217
Deferred taxes, long-term	54,159	54,166
Other assets, net	8,261	11,419
Noncurrent assets of discontinued operation	12,143	11,303

Total assets	$419,508	$419,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,452	$5,312
Accrued liabilities	26,840	25,781
Deferred revenues	126,336	135,217
Income taxes payable	6,228	978
Current liabilities of discontinued operation	13,002	13,953

Total current liabilities	177,858	181,241
Long-term debt	—	25,000
Deferred income taxes	6	6
Deferred revenues, long-term	6,329	6,083
Other long-term liabilities	8,842	10,066
Noncurrent liabilities of discontinued operation	1,527	1,375

Total liabilities	194,562	223,771

Stockholders’ equity:
Common stock	256	257
Additional paid-in capital	378,407	365,351
Accumulated deficit	(163,543)	(176,484)
Accumulated other comprehensive income	9,826	6,699

Total stockholders’ equity	224,946	195,823

Total liabilities and stockholders’ equity	$419,508	$419,594

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008

Net revenues:
Term license, maintenance and other recurring	$55,346	$46,931	$166,416	$138,333
Perpetual license fees	2,370	3,168	7,633	11,485
Professional services and other	6,066	8,053	19,126	21,577

Total net revenues	63,782	58,152	193,175	171,395

Cost of revenues (1):
Term license, maintenance and other recurring	11,920	11,095	34,729	31,581
Perpetual license fees	65	142	255	368
Professional services and other	7,628	10,453	23,190	25,339
Amortization of developed technology	1,416	575	4,145	1,681

Total cost of revenues	21,029	22,265	62,319	58,969

Gross margin	42,753	35,887	130,856	112,426

Operating expenses (1):
Sales and marketing	15,627	14,142	46,538	42,291
Product development	12,179	9,357	35,528	31,317
General and administrative	8,636	9,029	25,932	26,216
Amortization of other intangibles	438	134	1,315	721
Restructuring charges	36	41	92	96

Total operating expenses	36,916	32,703	109,405	100,641

Income from continuing operations	5,837	3,184	21,451	11,785
Interest income and other income (expense), net	(194)	(154)	1,585	3,633

Income from continuing operations before income taxes	5,643	3,030	23,036	15,418
Provision for income taxes	1,741	1,207	6,612	3,738

Net income from continuing operations	$3,902	$1,823	$16,424	$11,680

Discontinued operation:
Net income from discontinued operation (net of applicable taxes of $223, $640, $1,409 and $695, respectively)	770	889	2,499	1,022

Net income	$4,672	$2,712	$18,923	$12,702

Basic net income per share
Continuing operations	$0.15	$0.07	$0.65	$0.44
Discontinued operation	0.03	0.03	0.10	0.04
Total operations	$0.18	$0.10	$0.75	$0.48

Diluted net income per share
Continuing operations	$0.15	$0.06	$0.63	$0.41
Discontinued operation	0.03	0.03	0.10	0.04
Total operations	$0.18	$0.10	$0.72	$0.45

Weighted average shares used to compute net income per share:
Basic	25,527	26,788	25,352	26,690
Diluted	26,630	28,198	26,244	28,199

(1) Includes stock-based employee compensation expense as follows:

Cost of term license, maintenance and other recurring revenues	$498	$340	$1,333	$906
Cost of professional services and other revenues	336	266	967	739
Total cost of revenues	834	606	2,300	1,645

Sales and marketing	1,650	1,278	4,265	3,316
Product development	1,326	1,028	3,641	2,784
General and administrative	1,388	1,939	3,769	4,038
Total operating expenses	4,364	4,245	11,675	10,138

Total stock-based employee compensation expense	$5,198	$4,851	$13,975	$11,783

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(GAAP, Unaudited)

	Nine Months Ended September 30
	2009	2008
Cash flows from continuing operations’ operating activities:
Net income from continuing operations	$16,424	11,680
Adjustments to reconcile continuing operations’ net income to net cash provided by operating activities:
Stock-based compensation	13,975	11,783
Depreciation and amortization	12,432	8,119
Loss on disposition of fixed assets	9	4
Provision for doubtful accounts	268	529
Provision for sales returns	454	61
Gain on investments	(2,056)	(3,393)
Deferred income taxes	(1)	124
Other	116	7
Effect of statement of operations adjustments	25,197	17,234
Changes in operating assets and liabilities:
Accounts receivable	7,717	(661)
Prepaid and other assets	5,688	835
Accounts payable	483	6,037
Accrued liabilities	(93)	(4,536)
Deferred revenues	(9,089)	16,524
Income taxes payable	5,250	2,984
Effect of changes in operating assets and liabilities	9,956	21,183

Net cash provided by continuing operations’ operating activities	51,577	50,097

Cash flows from continuing operations’ investing activities:
Net cash used in acquisitions	—	(1,000)
Purchases of property and equipment	(2,860)	(17,396)
Capitalized software development costs	(2,000)	(1,641)
Proceeds from sale of private equity investments	2,056	3,393
Proceeds from disposition of fixed assets	37	—
Change in restricted cash	1,534	(248)

Net cash used in continuing operations’ investing activities	(1,233)	(16,892)

Cash flows from continuing operations’ financing activities:
Proceeds from exercises of employee stock options	6,318	4,892
Withholding taxes related to equity award net share settlement	(2,026)	(2,000)
Proceeds from common stock issued under the employee stock purchase plan	2,946	2,576
Repurchase of common stock	(14,578)	(15,032)
Repayment of long term borrowing	(25,000)	—

Net cash used in continuing operations’ financing activities	(32,340)	(9,564)

Net cash transferred from discontinued operation	5,662	1,623

Effect of exchange rate changes on cash and cash equivalents	400	(127)

Net change in continuing operations’ cash and cash equivalents	24,066	25,137
Cash and cash equivalents of continuing operations at beginning of period	45,098	48,809

Cash and cash equivalents of continuing operations at end of period	$69,164	$73,946

Supplemental disclosure of cash flow information
Cash flow from discontiued operation:
Net cash provided by operating activities	$4,283	$4,069
Net cash used in investing activities	(715)	(1,048)
Net cash transferred to continuing operations	(5,662)	(1,623)
Effect of exchange rates on cash and cash equivalents	(8)	(2)
Net change in cash and cash equivalents from discontinued operations	(2,102)	1,396
Cash and cash equivalents of discontinued operation at beginning of period	3,253	780
Cash and cash equivalents of discontinued operation at end of period	$1,151	$2,176

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Advent uses non-GAAP measures of continuing operations’ operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Three Months Ended September 30, 2009 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$42,753	67%	$5,837	9%	$3,902

Amortization of acquired developed technology	782		782		782
Amortization of other acquired intangibles	—		438		438
Stock-based compensation - cost of revenues	834		834		834
Stock-based compensation - operating expenses	—		4,364		4,364
Restructuring charges	—		36		36
Income tax adjustment for non-GAAP (1)	—		—		(2,493)

Non-GAAP	$44,369	70%	$12,291	19%	$7,863

Diluted net income per share
GAAP					$0.15
Non-GAAP					$0.30

Shares used to compute diluted net income per share					26,630

	Three Months Ended September 30, 2008 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin%	Income	Income%	Income

GAAP	$35,887	62%	$3,184	5%	$1,823

Amortization of acquired developed technology	52		52		52
Amortization of other acquired intangibles	—		134		134
Stock-based compensation - cost of revenues	606		606		606
Stock-based compensation - operating expenses	—		4,245		4,245
Restructuring charges	—		41		41
Income tax adjustment for non-GAAP (1)	—		—		(1,631)

Non-GAAP	$36,545	63%	$8,262	14%	$5,270

Diluted net income per share
GAAP					$0.06
Non-GAAP					$0.19

Shares used to compute diluted net income per share					28,198

(1)          The estimated non-GAAP effective tax rate was 35% for the three months ended September 30, 2009 and 2008, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

Advent Software, Inc.

Reconciliation of Projected Continuing Operations’ GAAP Operating Income %

to Non-GAAP Operating Income %

(Preliminary and unaudited)

Advent provides projections of non-GAAP measures of its continuing operations’ operating income, which exclude certain costs, expenses, gains and losses which it believes is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our projected continuing operations’ GAAP results are made with the intent of providing management and investors a more complete understanding continuing operations’ underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. These presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Twelve Months Ended December 31, 2009
	Continuing Operations
	Operating Income %

Projected GAAP	10%	to	11%

Projected amortization of acquired developed technology and other acquired intangible asset adjustment	1%	to	2%
Projected stock based compensation adjustment	7%	to	8%

Projected non-GAAP	19%	to	20%